EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Edwards Lifesciences Corporation of our report dated February 12, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Edwards Lifesciences Corporation's Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Irvine, California
July 31, 2024